UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 4, 2006

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260
(Address of principal executive offices) (Zip Code)

(480) 861-1183
(Registrant's telephone number, including area code)

DIMENSIONAL VISIONS INCORPORATED
8777 N. Gainey Center Drive, Suite 191, Scottsdale, Arizona 85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Acquisition of Studio One Entertainment, Inc.

The Registrant (“Company”) has entered into an agreement to purchase 100% of Studio One Entertainment, Inc. (“SO Entertainment”) of Scottsdale, Arizona, in a one-for-one, stock-for-stock transaction. The Company has agreed to issue 6,500,000 of the Company’s common shares in the acquisition. SO Entertainment will be held by the Company as a wholly owned subsidiary.

The purchase includes 630,000 shares issued by SO Entertainment to certain investors to retire outstanding promissory notes pursuant to an Offering dated October 2004, wherein SO Entertainment raised $630,000. An additional 315,000 shares were also issued as part of the Offering. Investors representing $355,000 of the SO Entertainment offering have refused to accept 355,000 shares issued them pursuant to the terms of the promissory notes in satisfaction of the debt and have commenced litigation to recover $355,000 (plus interest). Depending on the outcome of the litigation, the Company may cancel or repurchase all or some of these shares.

Pursuant to SEC rules, the books and records of SO Entertainment are subject to audit, which is expected to be completed by April 30, 2006.

SO Entertainment is a Scottsdale, Arizona based company that is engaged in the early stage development of entertainment related businesses including the concepts Celebrity Stores and Studio One Kiosks. Celebrity Stores is a retail store concept which would offer celebrity designed clothing and merchandise in a retail store environment. The Studio One Kiosk is a self- contained interactive Kiosk designed for installation in shopping malls and other high traffic public areas. The Company believes the Studio One Kiosk to be a proprietary and unique opportunity in the entertainment industry. If successfully developed, it will enable the public (for a fee), to record their video and voice images in a mini, state-of-the-art recording studio environment and enter their performances in music, modeling and other talent related contests. SO Entertainment currently has receivables of approximately $225,000 (plus accrued interest).

Reorganization of Studio One Media, Inc., and Debt Retirement

Pursuant to a Settlement Agreement and Release dated April 30, 2003, the Company will issue an aggregate total of $200,000 in restricted Company shares to Russell Ritchie, Dale E. Riker, Suntine Enterprises LLC and Cornerstone Wireless Communications LLC, concurrent with the closing of the acquisition of SO Entertainment, which will retire approximately $626,297 (plus accrued interest) in debt.

With this transaction and the write off/settlement of certain payables, the Company believes that it will reduce its total debt of approximately $1,330,000 (including short term loans, accounts payable and accrued expenses) to under $200,000 (excluding any notes due under debt financings).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2006

STUDIO ONE MEDIA, INC.
(f/k/a Dimensional Visions Incorporated

By:       /s/ Preston J. Shea
Name:  Preston J. Shea
Title:    President